                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ALABAMA NATIONAL BANCORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 March 25, 1999



To the Stockholders of Alabama National BanCorporation:

You are invited to attend the 1999 Annual Meeting of Stockholders of Alabama National BanCorporation, which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama, on Thursday, April 22, 1999 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

Also enclosed is the Company's 1998 Annual Report to Stockholders.

Information about the meeting and the various matters on which the Stockholders will act is included in the enclosed Notice of Meeting and Proxy Statement. Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.

                                            Sincerely,

                                            /s/ John H. Holcomb, III

                                            John H. Holcomb, III
                                            Chairman of the Board and
                                            Chief Executive Officer

                        Alabama National BanCorporation
                            1927 First Avenue North
                           Birmingham, Alabama  35203

                    Notice of Annual Meeting of Stockholders
                           to be held April 22, 1999

To our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alabama National BanCorporation ("ANB") will be held at 10:00 a.m., local time, on Thursday, April 22, 1999, at National Bank of Commerce of Birmingham, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

     1. To elect 14 directors of ANB to serve until the next annual meeting of Stockholders and their successors are elected and qualified;

     2. To consider and act upon a proposal to adopt the Alabama National BanCorporation 1999 Long Term Incentive Plan;

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has set March 15, 1999 as the record date for the Annual Meeting. Only holders of record of ANB's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. A copy of ANB's Annual Report to Stockholders for the year ended December 31, 1998 is enclosed. We hope you will find it informative.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND TO VOTE YOUR SHARES IN PERSON.

                              By order of the Board of Directors,

                              /s/ Kimberly Moore

                              Kimberly Moore
                              Secretary
                              March 25, 1999

                        Alabama National BanCorporation
                            1927 First Avenue North
                           Birmingham, Alabama 35203

                                PROXY STATEMENT
                         Annual Meeting of Stockholders
                           to be held April 22, 1999


Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alabama National BanCorporation, a Delaware bank holding corporation ("ANB"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, April 22, 1999, at National Bank of Commerce of Birmingham ("NBC"), 1927 First Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. The Proxy Statement and Proxy are first being mailed to the stockholders of ANB on or about March 25, 1999.

     ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

     The Board of Directors has set March 15, 1999 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 10, 1999, there were 10,971,686 shares of the common stock of ANB, par value $1.00 per share ("ANB Common Stock"), outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of ANB Common Stock held on all matters properly to come before the Annual Meeting.

     Please sign, date and return the Proxy in the enclosed envelope so the ANB Common Stock you own will be voted in accordance with your wishes. If you desire to revoke your Proxy, you may do so either by attending the Annual Meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, SunTrust Bank, Atlanta, on or before April 21, 1999. The address for SunTrust Bank, Atlanta is Stock Transfer Department, P. O. Box 4625, Atlanta, Georgia 30302, Attention: Bryan Echols.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of ANB Common Stock beneficially owned as of March 10, 1999 by (i) each person or entity known by ANB to own more than 5% of the outstanding ANB Common Stock; (ii) each Named Executive Officer (as defined herein) of ANB; (iii) each director of ANB; and (iv) all executive officers and directors of ANB as a group.

                                                    AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP/(1)/   PERCENT OF CLASS/(1)/
-------------------------                           ------------------------   ----------------------
Directors and Named Executive
Officers

John H. Holcomb, III/(2)(14)/                                   92,473                      *
Chief Executive Officer, Chairman and
 Nominee

Victor E. Nichol, Jr./(14)/                                     99,116                      *
President, Chief Operating Officer,
Director and Nominee

Dan M. David /(3)/                                             115,658                    1.05%
Vice Chairman, Director and Nominee

Richard Murray, IV /(4)/                                        58,378                      *
 Executive Vice President

John R. Bragg                                                   46,290                      *
Executive Vice President

William G. Sanders, Jr.                                         44,440                      *
Executive Vice President

T. Morris Hackney/(5)/                                           2,817                      *
Director and Nominee

John D. Johns/(6)/                                              37,217                      *
Director and Nominee

John J. McMahon, Jr./(7)(14)/                                  318,170                    2.88%
Director and Nominee

C. Phillip McWane/(8)(14)/                                     407,227                    3.69%
Director and Nominee

William D. Montgomery                                           35,581                      *
Director and Nominee

Drayton Nabers, Jr. /(9)/                                       33,217                      *
Director and Nominee

C. Lloyd Nix/(10)/                                              89,661                      *
Director and Nominee

G. Ruffner Page, Jr./(11)(14)/                                 338,139                    3.06%
Director and Nominee

William E. Sexton/(12)/                                        111,277                    1.01%
Director and Nominee

W. Stancil Starnes                                              41,417                      *
Director and Nominee

W. Ray Barnes /(13)/                                           106,680                      *
Director and Nominee

All directors & executive officers as a
group (18 persons)                                          2 ,027,440                   18.36%

Principal Stockholders
AmSouth Bank, as Trustee                                       839,451                    7.60%
for the Disclaimer Trust
u/w/o James R. McWane
1901 6th Avenue North
Birmingham, Alabama 35203

(1) Unless otherwise indicated, the named person has the sole voting and dispositive power for the shares indicated. Percentage of ownership is based on 11,043,581 ANB Common Stock representing 10,971,686 shares outstanding as of March 10, 1999, and 71,895 shares underlying options held by persons listed in this table exercisable within 60 days from said date. An asterisk means less than 1%.

(2) Includes 13,088 shares of ANB Common Stock of which Mr. Holcomb has beneficial ownership by reason of the irrevocable proxy granted to him by James A. Taylor (1,100 shares) and Frank Whitehead (11,988 shares) in accordance with agreements made in conjunction with the merger of National Commerce Corporation, the former parent of NBC, and Commerce Bankshares, Inc. ("CBS") with and into ANB ("NBC Merger"). Also includes 400 shares held by Mr. Holcomb as custodian for his three minor children and 500 shares held by Mr. Holcomb's wife.

(3) Includes stock options to purchase 71,895 shares of ANB Common Stock. Does not include 3,328 shares owned of record by Mr. David's wife, of which Mr. David disclaims beneficial ownership.

(4)  Includes 1,600 shares held by Mr. Murray's wife.

(5) Does not include 37,217 shares held by Mr. Hackney's wife, of which Mr. Hackney disclaims beneficial ownership.

(6) Does not include 1,000 shares owned by Mr. John's wife's Individual Retirement Account, 1,500 shares held for the benefit of Mr. John's wife in the James A. Dunlap Children's Trust and the Nancy D. Johns Subtrust, or 2,000 shares held by Mr. John's wife as custodian for their minor child. Mr. Johns disclaims beneficial ownership of these shares.

(7) Includes 300,000 shares held in a family partnership pursuant to which Mr. McMahon shares the power to vote and dispose of the shares with his wife, and with his three children and the spouses of two of those children. Also includes 15,000 shares held in three separate trusts for the benefit of Mr. Phillip McWane's children. Mr. McMahon is the trustee for each of these trusts. Does not include 96,830 shares held by Mr. McMahon's wife, of which Mr. McMahon disclaims beneficial ownership.

(8) Includes 164,542 shares held by the Estate of James R. McWane, of which Mr. Phillip McWane is executor. Also includes 10,000 shares owned by H & P Partners of Alabama, L.P., a family limited partnership, of which Mr. McWane has shared voting control. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. McWane disclaims beneficial ownership.

(9) Includes 30,000 shares held by Mr. Nabers's wife and 3,000 held by Mr. Nabers's daughter.

(10) Includes 35,148 shares held jointly with Dr. Nix's wife and 14,533 shares held by Dr. Nix's wife.

(11) Includes 187,995 shares held by the Anna McWane Trust and 88,775 shares held by the J.R. McWane, Jr. Trust. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. Page disclaims beneficial ownership. Does not include 5,000 shares held by Mr. Page's wife, of which Mr. Page disclaims beneficial ownership.

(12) Includes 68,590 shares owned by Sexton's Inc., of which Mr. Sexton is Chairman of the Board, 29,464 shares owned directly by Mr. Sexton's wife, and 611 shares held by the Sexton Foundation, of which Mr. Sexton is Chairman.

(13) Includes 5,277 shares held by Mr. Barnes's wife and 3,094 shares owned directly by Efficiency Lodge, Inc., of which Mr. Barnes is a shareholder and Chief Executive Officer.

(14) Each of these individuals has filed a joint Schedule 13G with the Securities and Exchange Commission to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting and disposing of more than 5% of the outstanding ANB Common Stock. These individuals have the right to vote, in the aggregate, 1,255,125 shares or 11.37% of the outstanding shares of ANB Common Stock.

                             ELECTION OF DIRECTORS
General

     The Board of Directors of ANB has nominated 14 persons for election as directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     The persons named in the enclosed Proxy have advised that, unless a contrary direction is indicated on the enclosed Proxy, they intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. Vacancies that occur on ANB's Board of Directors may be filled by the remaining directors until the next annual meeting of stockholders.

     Although ANB's Certificate of Incorporation provides for 15 directors, only 14 persons have been nominated to serve on the Board of Directors. The current Board of Directors believes that a Board of Directors of 14 persons is practical and efficient at this point in time. The Board of Directors has no current intention to fill the vacancy on the Board of Directors prior to the next annual meeting, although circumstances could necessitate the appointment of additional directors in the future. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named.

     The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of ANB Common Stock cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the enclosed Proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

Nomination for Election

     Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the 1999 Annual Meeting to serve until the next annual meeting of Stockholders and until his successor has been elected and qualified. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled "Security Ownership of Certain Beneficial Owners and Management."

     W. Ray Barnes, 59, has served as a director of ANB since December, 1998. Mr. Barnes was appointed to fill a vacancy on ANB's Board of Directors following the closing of the merger of Community Financial Corporation ("CFC") with and into ANB in October, 1998, pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired CFC. Mr. Barnes has served as Chairman of the Board of Georgia State Bank since 1986. Mr. Barnes has also served as Chairman and President of Efficiency Lodge, Inc. (hotel company) since 1993.

     Dan M. David, 53, has served as a director of ANB since 1997. Mr. David has served as Vice Chairman of ANB since 1997, upon the merger of First American Bancorp ("FAB") with and into ANB (the "FAB Merger"). Mr. David continues to serve as Chairman of First American Bank, a position he has held since 1995.
Mr. David served as Chairman and Chief Executive Officer of FAB from 1995 through 1997, as Vice Chairman and Chief Executive Officer during 1994 and 1995 and as Chief

Executive Officer and President of FAB from 1986 through 1994. Mr. David was appointed to fill a vacancy on ANB's Board of Directors following the closing of the FAB Merger, pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired FAB.

     T. Morris Hackney, 67, has served as a director of ANB since 1995. Mr. Hackney is currently Chairman and a director of Citation Corporation (manufacturer of durable goods), positions he has held since 1975. Mr. Hackney also serves as a director of Meadowcraft, Inc.

     John H. Holcomb, III, 47, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since April 1996. From December 1995 through April 1996, Mr. Holcomb served as President and Chief Operating Officer of ANB. Mr. Holcomb has served as President and Chief Executive Officer of NBC since 1990.

     John D. Johns, 47, has served as a director of ANB since 1995. Mr. Johns is currently President and Chief Operating Officer of Protective Life Corporation (insurance company) and has served in such capacity since 1996. Mr. Johns also serves as a director of Protective Life Corporation. From 1993 until 1996, Mr. Johns was Executive Vice President and Chief Financial Officer of Protective Life Corporation.

     John J. McMahon, Jr., 56, has served as a director of ANB since 1997. Mr. McMahon is currently Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing) and has served in such position since January 1999. Prior to 1999, Mr. McMahon served as Chairman of the Board of McWane, Inc. from 1995 until 1998, and as President of McWane, Inc. from 1980 until 1995. Mr. McMahon also serves as a director of John H. Harland Co. and Protective Life Corporation.

     C. Phillip McWane, 41, has served as a director of ANB since 1995. Mr. McWane has served as the Chairman of the Board of McWane, Inc. since January 1999, as President of McWane, Inc. from 1995 until 1998, and as Executive Vice President of McWane, Inc. from 1991 until 1995.

     William D. Montgomery, 50, has served as a director of ANB since 1996. Mr. Montgomery currently serves as Chairman of the Board of First Gulf Bank. Mr. Montgomery is a certified public accountant and is a partner with the firm of Johnson, Montgomery and Associates, P.A. where he has worked since 1974.

     Drayton Nabers, Jr., 58, has served as a director of ANB since 1995. Mr. Nabers has served as Chairman of the Board of Directors and Chief Executive Officer of Protective Life Corporation since 1996, as Chairman, President and Chief Executive Officer of Protective Life Corporation from 1994 to 1996, and as President and Chief Executive Officer of Protective Life Corporation from 1992 to 1994. Mr. Nabers also serves as a director of Energen Corporation.

     Victor E. Nichol, Jr., 52, has served as a director of ANB since 1995. Mr. Nichol has served as President and Chief Operating Officer of ANB since April 1996. From December 1995 through April 1996, Mr. Nichol served as Executive Vice President of ANB. Mr. Nichol is currently the Executive Vice President of NBC and has served in such position since 1994.

     C. Lloyd Nix, 62, has served as a director of ANB since 1997. Dr. Nix has been engaged in the private practice of dentistry in Decatur, Alabama since 1965.

     G. Ruffner Page, Jr., 39, has served as a director of ANB since 1995. Mr. Page has served as President of McWane, Inc. since January 1999, and served as Executive Vice President of McWane, Inc. from 1994 until 1998. Mr. Page serves as a director of Protective Investment Company.

     William E. Sexton, 67, has served as a director of ANB since 1997. Mr. Sexton has served as Chairman of Sexton's, Inc. (dry cleaning and investments) since 1998 and served as President of Sexton's Inc. from 1990 through 1998. Mr. Sexton served as Chairman of FAB from 1985 until 1995 and as Vice Chairman of FAB from 1995 through 1997.

     W. Stancil Starnes, 50, has served as a director of ANB since 1995. Mr. Starnes is currently a senior partner in the law firm of Starnes & Atchison where he has worked since 1975.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE DIRECTORS RECOMMENDED BY THE NOMINATING COMMITTEE AND NOMINATED BY THE BOARD OF DIRECTORS.

Committees of the Board of Directors

     The Bylaws of ANB provide for four standing committees of the Board of
Directors: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee. The Executive Committee has the authority to exercise the full power of the Board of Directors, except that the Executive Committee may not approve any merger, consolidation or sale of substantially all of the assets of ANB, approve any amendment to ANB's Certificate of Incorporation or Bylaws, appoint any members of any committee of the Board of Directors or declare any dividend or distribution.

     The Nominating Committee meets annually to nominate persons for election as directors of ANB at the Annual Meeting of the Stockholders. The Nominating Committee met in February 1999 to recommend director nominees for the election of such nominees at the 1999 Annual Meeting of the Stockholders. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of ANB have been instituted. However, the Nominating Committee would consider any such recommendations made to it in writing on a timely basis. See "DEADLINE FOR SHAREHOLDER PROPOSALS."

     The Audit Committee recommends to the Board of Directors the appointment of independent auditors to audit the books, records and accounts of ANB and its subsidiary banks (the "Banks"); discusses with the independent auditors the plan and scope of their examination of the books and records of ANB and the Banks and reviews the results thereof prior to publication; and reviews all recommendations made by the independent auditors regarding accounting methods used and the system of internal controls utilized by ANB and advises the Board of Directors with respect thereto. The Audit Committee met three times in 1998.

     The Compensation Committee is authorized to recommend to the Board of Directors from time to time the compensation to be paid to officers, directors and committee members ("Executive Compensation") of ANB. Executive Compensation may include, but is not limited to, salary, bonus, performance share awards, other annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of ANB. During 1998, the Compensation

Committee served as the Performance Committee pursuant to the ANB Performance Share Plan. The Compensation Committee met two times in 1998.

     During 1998, Messrs. Holcomb, Nichol, Page and McWane served on the Executive Committee; Messrs. Holcomb, McMahon, McWane and Nabers served on the Nominating Committee; Messrs. Starnes, Montgomery, Johns, Hackney, Page and Dr. Nix served on the Audit Committee; and Messrs. Johns, Page, Nabers, McMahon and Starnes served on the Compensation Committee. Other than Mr. Hackney, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served. The ANB Board of Directors met six times in 1998.

Section 16(a)  Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires ANB's executive officers and directors, and persons who beneficially own more than 10% of ANB's Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Section 16 Insiders are required by the SEC regulations to furnish ANB with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the Section 16(a) Forms as furnished to ANB, and the representations of the Section 16 Insiders, ANB believes that for the period from January 1, 1998 through December 31, 1998, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner, except that Dr. Nix, Mr. Page and Mr. McWane each filed one Form 4 late.

Executive Compensation and Other Information

     Summary of Compensation

     The following table sets forth a summary of the compensation paid or accrued during each of the last three fiscal years with regard to (i) ANB's Chief Executive Officer and (ii) the five (5) highest paid executive officers of ANB who were serving in this capacity at the end of 1998 whose total salary and bonus exceeded $100,000 during 1998 (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                        Long Term Compensation
                             -----------------------------------------  --------------------------------------------
                                                                                    Awards                Payouts
                                                                        ----------------------------  --------------
                                                                                         Securities
                                                                          Restricted     Underlying
                                                         Other Annual        Stock        Options/         LTIP         All Other
         Name and                   Salary      Bonus    Compensation      Award(s)         SARs       Payouts/(6)/   Compensation
    Principal Position       Year     ($)        ($)          ($)             ($)            (#)           ($)             ($)
---------------------------  ----  ---------  ---------  -------------  ---------------  -----------  --------------  -------------
John H. Holcomb, III         1998  $260,000   $175,000       -0-              -0-            -0-         $79,500      $13,261/(2)/
Chairman and CEO             1997   250,000    112,500       -0-              -0-            -0-          57,750       13,267
                             1996   205,000    112,500       -0-          $10,686/(1)/       -0-          49,688        9,762

Victor E. Nichol, Jr.        1998  $230,000   $ 65,000       -0-              -0-            -0-         $26,500      $10,438/(2)/
President and COO            1997   225,000     54,000       -0-              -0-            -0-          46,200       11,661
                             1996   185,000     90,000       -0-          $10,686/(1)/       -0-          39,750        4,497

Dan M. David/(3)/            1998  $155,000   $ 45,000       -0-              -0-            -0-         $26,500      $10,646/(4)/
Vice Chairman                1997   151,982     37,500       -0-              -0-            -0-           -0-          7,687
                             1996       N/A        N/A       N/A              N/A            N/A           N/A          N/A

John R. Bragg/(5)/           1998  $131,042   $ 65,000       -0-              -0-            -0-         $42,400       $7,513/(2)/
Executive Vice President     1997       N/A        N/A       N/A              N/A            N/A           N/A          N/A
                             1996       N/A        N/A       N/A              N/A            N/A           N/A          N/A

Richard Murray, IV/(5)/      1998  $131,042   $ 65,000       -0-              -0-            -0-         $42,400      $7,514/(2)/
Executive Vice President     1997       N/A        N/A       N/A              N/A            N/A           N/A          N/A
                             1996       N/A        N/A       N/A              N/A            N/A           N/A          N/A

William G. Sanders/(5)/      1998  $131,042   $ 65,000       -0-              -0-            -0-         $42,400      $7,524/(2)/
Executive Vice President     1997       N/A        N/A       N/A              N/A            N/A           N/A          N/A
                             1996       N/A        N/A       N/A              N/A            N/A           N/A          N/A

-------------------------------

(1) Resulted from a redistribution of 507 shares of restricted stock previously granted under the Commerce Bankshares, Inc. Long Term Incentive Compensation Plan (the "CBS Plan") to another employee upon such employee's termination. At December 31, 1998, the shares subject to such restricted stock award had a market value of $13,643. These shares are subject to restrictions on transfer until August 31, 1999. These restrictions also provide that no dividends will be paid on such stock until such restrictions lapse.

(2) The amounts shown in this column for Messrs. Holcomb, Nichol, Bragg, Murray and Sanders represent ANB contributions to ANB's 401(k) retirement plan in the amount of $2,000 each, and amounts contributed and accrued under the NBC Pension Plan totaling $11,261 for Mr. Holcomb, $8,438 for Mr. Nichol, $5,513 for Mr. Bragg, $5,514 for Mr. Murray and $5,524 for Mr. Sanders.
     See "Defined Benefit Plan" under this caption.

(3) Mr. David became Vice Chairman of ANB upon the closing of the FAB Merger effective November 30, 1997. Upon the consummation of the FAB Merger, ANB entered into an employment agreement with Mr. David dated November 30, 1997, whereby Mr. David agreed to serve as Chairman of First American Bank and Vice Chairman of ANB. The employment agreement has a term of five years and provides for annual compensation to Mr. David of not less than $186,000 per year.

(4) The amount shown in this column for Mr. David represents First American Bank contributions of $8,406 for Mr. David to the First American Bank 401(k) Retirement Plan and $2,240 in premiums paid on a term life insurance policy for Mr. David.

(5) Mr. Bragg, Mr. Murray and Mr. Sanders each became an executive officer of ANB during 1998.

(6)  1998 Long-Term compensation is not yet determinable.   The amount shown is
     the best estimate available as of the date of this Proxy Statement. For further information, see the "Long-Term Incentive Plans - Awards in Last Fiscal Year" table.

     Stock Options Granted

     As a result of the NBC Merger in 1995, ANB assumed the CBS Plan. The ANB Board of Directors, upon recommendation of the Compensation Committee, terminated the CBS Plan on April 25, 1996. As a result of the FAB Merger, ANB assumed certain stock option plans of FAB which include: (i) the First American Bancorp Stock Option Plan dated October 20, 1992, (ii) the First American Bancorp 1994 Stock Option Plan and (iii) two nonqualified Stock Option Agreements dated March 7, 1997 (collectively, the "FAB Plans"). ANB does not intend to make additional awards under the FAB Plans. The table below represents options previously granted to Messrs. Holcomb, Nichol, Bragg, Murray and Sanders under the CBS Plan, and to Mr. David under the FAB Plans.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year End Option Values

                                                                   Number of Shares
                            Number of                          Underlying Unexercised         Value of Unexercised
                              Shares                              Options at Fiscal          in-the-Money Options at
                           Acquired on           Value               Year-End(#)               Fiscal Year-End($)
         Name                Exercise      Realized($)/(1)/   Exercisable/Unexercisable   Exercisable/Unexercisable/(2)/
         ----            ---------------  ------------------  -------------------------   ------------------------------
John H. Holcomb, III               17,608           $347,934                   17,609/0                     $  373,839/0
Victor E. Nichol, Jr.              17,608           $361,105                    3,523/0                     $   74,793/0
Dan M. David/(3)/                     -0-                N/A                   71,896/0                     $1,310,264/0
John R. Bragg                      17,608           $347,934                    3,523/0                     $   74,793/0
Richard Murray, IV                 17,608           $347,934                    3,523/0                     $   74,793/0
William G. Sanders                 17,608           $347,934                    3,523/0                     $   74,793/0

-----------------------

(1) Based on $25.44 per share, the average sale price reported by NASDAQ on September 10, 1998, the date of exercise for Messrs. Holcomb, Bragg, Murray and Sanders, and based on $26.19 per share, the average sale price reported by NASDAQ on August 31, 1998, the date of exercise for Mr. Nichol.

(2) Based on $26.91 per share, the average sale price reported by NASDAQ on December 31, 1998.

(3) Mr. David's options were awarded by FAB prior to the FAB Merger under certain of the FAB Plans.

     Long-Term Incentive Plans

          Long-Term Incentive Plans - Awards In Last Fiscal Year/(1)/

                                                                      Estimated Future Payouts under
                                                Performance or        Non-Stock Price-Based Plans
                              Number of      Other Period Until   --------------------------------------
                           Shares, Units or     Maturation or     Threshold          Target     Maximum
Name                       Other Rights (#)        Payout             (#)              (#)        (#)
----                     ------------------- ------------------  -----------       ----------  --------

John H. Holcomb, III        3,000 shares        Four years           1,500             3,000     5,100
Victor E. Nichol, Jr.       1,000 shares        Four years             500             1,000     1,700
Dan M. David                1,000 shares        Four years             500             1,000     1,700
John R. Bragg               1,600 shares        Four years             800             1,600     2,720
Richard Murray, IV          1,600 shares        Four years             800             1,600     2,720
William G. Sanders          1,600 shares        Four years             800             1,600     2,720



------------------------
(1) On April 16, 1998, the Compensation Committee approved the award of the 1998 Performance Share Awards under the ANB Performance Share Plan to certain senior officers including the grants detailed above. See "Compensation Committee Report on Executive Compensation" for a description of the Performance Share Plan and a description of the formula to be applied in determining amounts payable.

     Defined Benefit Plan

                            Pension Plan Table/(1)/



       Average Annual
       Remuneration                Years of Service
       ------------                ----------------
                            15       20       25       30       35
                            --       --       --       --       --
$125,000................  $24,375  $32,500  $40,625  $48,750  $56,875

$150,000................  $29,250  $39,000  $48,750  $58,500  $68,250

--------------------
(1) Annual compensation for purposes of the NBC Pension Plan is capped at $160,000.


     As a result of the NBC Merger, NBC became a wholly-owned subsidiary of ANB. NBC has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of each participant's "Average Monthly Earnings" multiplied by the number of years of continuous service to NBC of such participant. Average Monthly Earnings equals the participant's annual compensation converted to a monthly amount and then averaged over the sixty (60) months immediately preceding the participant's "Normal Retirement Date" which, if such participant was employed before January 1, 1989, is the first day of the month coinciding with or immediately preceding a participant's sixty-fifth birthday or, if such participant was first employed after January 1, 1989, is the later of the participant's sixty-fifth birthday or the first day of the month either on or next following the completion of five years of continuous service or, if earlier, five "service years." Annual compensation means the participant's total compensation during a plan year, as reflected on such participant's W-2 Form, excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions (not includable in gross income) to certain plans or arrangements that may be maintained by NBC. However, regardless of a participant's actual annual compensation, each participant's annual compensation for purposes of such plan is capped at $160,000, the current limit prescribed under Section 401(a)(17) of the Internal Revenue Code of 1986 (the "Code").

     The Summary Compensation Table reflects under the caption "All Other Compensation" the amounts accrued for the benefit of Messrs. Holcomb, Nichol, Bragg, Murray and Sanders under the NBC Pension Plan. The current annual compensation and years of service attributable to each of them are as follows:


                        Current Annual Compensation  Credited Years of Service
                        ---------------------------  --------------------------
John H. Holcomb, III            $160,000/(1)/                   18
Victor E. Nichol, Jr.           $160,000/(1)/                    5
John R. Bragg                   $160,000/(1)/                    7
Richard Murray, IV              $160,000/(1)/                    8
William G. Sanders              $160,000/(1)/                   11


-----------------
(1)  The maximum annual compensation for purposes of the NBC Pension Plan.

     Director Compensation

     Non-employee directors of ANB receive directors' fees of $6,000 per annum and $1,000 for each Board of Directors meeting and each Committee meeting they attend, and are reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their duties as a director. Under the terms of the ANB Deferral of Compensation Plan adopted in 1996, non-employee directors may voluntarily elect to defer to a specified date the receipt of all or any portion of their directors' fees. Directors' fees so deferred may be credited to the directors in cash or ANB Common Stock equivalents or a combination thereof. Messrs. Hackney, Johns, McWane, Nabers, Page, Starnes and McMahon also serve on the NBC Board of Directors and receive NBC directors' fees of $8,000 per annum plus $200 for each NBC Board meeting and Committee meeting attended. Mr. Montgomery also serves as Chairman of the Board of the First Gulf Bank Board of Directors and receives Chairman's fees of $1,000 per month. Dr. Nix and Mr. Sexton also serve on the Board of Directors of First American Bank and receive directors' fees of $400 per month plus $200 for each First American Bank board and committee meeting attended. Mr. Barnes also serves as Chairman of the Board of Directors of Georgia State Bank and receives director's fees of $450 per month.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee, which establishes the compensation of the executive officers of ANB, is comprised of Messrs. Johns, McMahon, Nabers, Page and Starnes. During 1998, there were no interlocking relationships between any executive officers of ANB and any entity whose directors or executive officers serve on the ANB's Board of Directors and/or Compensation Committee.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has oversight of the compensation paid to the Chief Executive Officer and certain other senior officers of ANB and its subsidiaries including the Named Executive Officers. Total compensation for these persons is reviewed and set annually and includes three primary types of compensation: base salary, bonuses paid under the ANB Annual Incentive Plan, and long-term incentive compensation under the Performance Share Plan and under the ANB 1999 Long Term Incentive Plan, assuming it is approved by ANB's Stockholders at the Annual Meeting. The following discussion is applicable to executive officers of ANB, including the Chief Executive Officer and the Named Executive Officers.

     Base Salary. Executive officers' base salaries are determined by several factors, but principally by the level of responsibilities required by the position. In establishing base salaries, the Compensation Committee reviews recommendations by the Chief Executive Officer and considers information provided by an outside compensation consultant relating to compensation paid by other local banking companies and bank holding companies of comparable size. Some of the companies considered are in the peer group used for the Stock Performance Graph herein. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer's salary. Company performance may also be a factor in determining the amount of any base salary increase. The Committee's compensation strategy for executive officers is to pay salaries at or near the median. Performance-based cash bonus and performance share awards, when totaled, are used to provide significant performance-based compensation. The base salaries and incentive bonuses for Messrs. Holcomb, Nichol, Bragg, Murray and Sanders, each of whom is also an officer of NBC, are paid by NBC. The base salary and incentive bonus for Mr. David are paid by First American Bank. ANB reimburses NBC and First American Bank, as applicable, for 20% of the base salary paid by such bank for ANB Executive Officer salaries.

     Annual Incentive Plan. The Board of Directors approved the ANB Annual Incentive Plan (the "AIP") in 1996. The AIP was established for the purpose of rewarding, retaining, and providing incentives for performance through annual bonuses for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total target amount of bonuses for each year and reviews the methodology used to determine individual bonuses. Individual bonuses of employees participating in the AIP are determined with respect to them by ANB's executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers participating in the AIP, including the Chief Executive Officer.

     Each participating employee is assigned a target bonus percentage expressed as a percentage of each employee's salary. The target bonus percentages were set at amounts ranging from 35% to 45% for 1998 by the Compensation Committee. The target bonus percentage is established by determining the desired total incentive compensation component for the particular employee and by reviewing the practices of certain peer banks as reflected in available surveys. Bonus payments under the AIP, when made, may range from 33% to 200% of the target amount. Other than the Chief Executive Officer, an individual's AIP bonus is based upon a combination of ANB's performance, departmental performance and the individual's performance. The AIP bonus of the Chief Executive Officer is based on ANB's performance according to a range fixed for the year by the Compensation Committee relating to certain operating earnings per share goals plus the achievement of certain other objectives. The AIP bonus relating to 1998 for the Chief Executive Officer was determined based on ANB operating earnings, before giving effect to the merger-related expenses attributable to the three bank acquisitions that closed in 1998.

     Performance Share Plan. The ANB Stockholders approved the ANB Performance Share Plan (the "PSP") in 1996. The PSP is administered by the Compensation Committee. The overall purpose of the PSP is to promote the long term success of ANB and its subsidiaries. The PSP accomplishes this by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The PSP is a key component of executive compensation, and is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in ANB, to continue employment with ANB and to render superior performance during such employment. ANB develops its Performance Share Award amounts under the PSP by reviewing the long term incentive opportunities provided to executives in similar positions at peer banks and determining the desired total long-term compensation component of the particular employee's compensation package.

     The Compensation Committee, from time to time, may select participants to receive incentive compensation awards under the PSP ("Performance Share Awards"). Each Performance Share Award granted will generally represent one share of ANB Common Stock, unless otherwise determined by the Compensation Committee, but in no event may the Compensation Committee determine that a Performance Share Award equals more than 1.25 shares of ANB Common Stock. No individual participant may be granted, in the aggregate, Performance Share Awards which represent more than 25% of the ANB Common Stock reserved for issuance under the PSP. Each Performance Share Award is awarded as of January 1 of the year of award, regardless of the actual date of grant ("Date of Grant").

     At the time of the Compensation Committee grants of Performance Share Awards, the Compensation Committee is required to fix an Award Period comprised of a number of calendar years not to exceed five (5) years. In its discretion, the Compensation Committee may subdivide the Award Period into one interim period which is a period of calendar years chosen by the Compensation Committee commencing upon any Date of Grant but which is less than the Award Period (an "Interim Period").

     No Performance Share Award will be paid unless the participant meets the conditions established by the Compensation Committee for the Award Period or Interim Period. The Compensation Committee may prescribe different conditions for different participants. These conditions may be expressed in terms of the growth in net income per share during the Award Period, or average return on average equity in comparison with other banks and bank holding companies and/or according to other reasonable factors. The Compensation Committee may also determine what percentage of the Performance Share Award will be paid and what conditions must be satisfied at the end of an Interim Period. If, at the close of any Award Period or Interim Period applicable to a Performance Share Award, the Compensation Committee determines that the participant has met the conditions for payment of the Performance Share Award, then, unless otherwise directed by the Compensation Committee, the Performance Share Award will be paid to the participant as promptly as possible. Generally, all payments of Performance Share Awards to participants will be made partly in shares of ANB Common Stock and partly in cash, with the cash portion being equal to the amount of Federal, state and local taxes which the participant's employer, whether ANB or a subsidiary of ANB, is required to withhold on account of said payment. The Compensation Committee, in its discretion, may provide for payment of cash and distribution of shares of ANB Common Stock in such other proportions as the Compensation Committee deems appropriate, except that the Compensation Committee must pay in cash an amount not less than the tax withholding obligation.

     The Performance Share Awards made during 1998 were determined by calculating the desired total long-term compensation component of the particular employee's compensation package and by comparison of this long-term component to long-term awards made at a peer group of comparable banks and bank holding companies. Award payments can range from zero to 200% of a grant. For example, if ANB ranks in the top 25% of the peer group in terms of return on average equity, then 125% of the award is earned. If ANB ranks at the top 10%, 170% of the award is earned. If ANB's performance is at the median or threshold, 50% of the award is earned. If ANB's results are below the median, no portion of the award is earned. In 1998, the Compensation Committee established Performance Share Awards that will be paid after 4 years and will include results for fiscal years 1998, 1999, 2000 and 2001.

     1999 Long Term Incentive Plan. The Board of Directors has approved and recommended for submission to ANB's stockholders for their approval the Alabama National BanCorporation 1999 Long Term Incentive Plan (the "Plan"). The primary purpose of the Plan will be to retain employees who contribute to ANB's success. The Plan provides for the award of incentive and non-qualified stock options, stock appreciation rights, restricted stock and performance awards. Awards under the Plan will be in addition to awards made under the Performance Share Plan. The Board of Directors and the Compensation Committee believe that stock based awards are very valuable in retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of ANB and its stockholders by providing such employees with the opportunity to participate in the long term growth of ANB. The Compensation Committee expects that the grant of awards under the Plan will become a meaningful component of ANB's long-term incentive compensation strategy.

          Compensation Committee:

          John D. Johns, Chairman
          John J. McMahon, Jr.
          Drayton Nabers, Jr.
          G. Ruffner Page, Jr.
          W. Stancil Starnes

Stock Performance Graph

     The following graph is included to assess the performance of management by comparing the market value of ANB's Common Stock with other public companies and with comparable public banking companies. The graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB's stockholders during the period from ANB's initial public offering on November 22, 1994 and ending on December 31, 1998, compared to an overall stock market index (NASDAQ Stock Market, U.S. Companies) and a peer group index of 18 banks, bank holding companies and thrifts which are comparable in asset size and market capitalization that have been selected by ANB ("ANB Peer Group") for the period beginning November 22, 1994, and ended December 31, 1998.

                       [Performance Graph Appears Here]




                                                            PERIOD ENDING
                                    ------------------------------------------------------------------
INDEX                               11/22/94   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
------------------------------------------------------------------------------------------------------
Alabama National BanCorporation    $  100.00  $   87.50  $  137.30  $  184.01  $  279.27  $  288.57
NASDAQ Total Return Index             100.00     101.54     143.61     176.60     216.66     304.56
ANB Peer Group                        100.00      99.80     145.36     198.51     322.64     329.83

     The Companies included in the ANB Peer Group are as follows:



ABC BanCorp                            North Fork BanCorporation of New York, Inc.
Bank Granite Corporation of N.C.       Peoples Holding Company
Capital City Bancgroup, Inc.           Piedmont BanCorporation, Inc.
Carolina First Corporation             Republic Bancshares, Inc.
Century South Banks, Inc.              Sea Coast Banking Corporation of Florida
First United Bancshares, Inc.          Simmons 1st National Corporation
Horizon BanCorporation, Inc./(1)/      Sterling BanCorporation
Independent Bancorp                    Sterling Bancshares, Inc.
LSB Bancshares of North Carolina       WesBanco, Inc.


-----------------
(1) This entity was acquired by another entity during 1998; the performance graph above includes the effect of this entity through the date of its acquisition.

Certain Relationships and Related Transactions

     NBC's main office is occupied under a lease with an affiliated party, Woodward Properties, of which (i) Mr. Ruffner Page, as Custodian of the three minor children of Mr. Phillip McWane, (ii) Mr. Phillip McWane, (iii) Mr. McMahon and (iv) a family partnership, of which Mr. and Mrs. McMahon have beneficial ownership, are partners. NBC has leased 60,580 square feet at an annual rental rate of $15.00 per square foot through the year 2013, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

     ANB and the Banks have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Bank's and ANB's directors and officers as a group. This limit is currently equal to two times the applicable entity's unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

              PROPOSAL TO ADOPT ANB 1999 LONG TERM INCENTIVE PLAN


     The Board of Directors of ANB has approved the Alabama National BanCorporation 1999 Long Term Incentive Plan attached hereto as Exhibit A (the "Plan") to be submitted to ANB's stockholders for their approval at the Annual Meeting. The purpose of the Plan is to enable ANB and its subsidiaries to retain employees who contribute to ANB's success, to attract employees who ANB's management believes can make such contributions and to enable such employees to participate in the long-term success and growth of ANB.

The Plan provides for the award of incentive and non-qualified stock options, stock appreciation rights, restrictive stock and performance awards.

     The Board of Directors believes that ANB and its stockholders will benefit significantly from having certain employees receive such awards, and that the opportunity thus afforded these employees to acquire common stock of ANB is an essential element of an effective management incentive program. The Board of Directors also believes that stock based awards are very valuable in retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of ANB and its stockholders.

Administration

     The Plan will be administered by the Compensation Committee, which will have sole authority to select the employees to whom grants may be made under the Plan and to determine the type of incentive awards to be granted to eligible employees, the number of shares of stock to be covered by each award and the terms and conditions of awards granted under the Plan.

Shares Reserved Under the Plan; Limitations

     The total number of shares of ANB Common Stock authorized and available for distribution under the Plan shall be 300,000 (subject to appropriate adjustments to reflect changes in the capitalization of ANB). Such shares may consist of authorized and unissued shares or treasury shares. Shares subject to lapsed, forfeited or canceled awards will be available for distribution under the Plan. The maximum number of shares subject to awards which may be granted under the Plan to any participant in any one year is 75,000 shares (subject to appropriate adjustments to reflect changes in the capitalization of ANB).

Eligibility

     Persons eligible for participation in the Plan shall include all employees of ANB, or its subsidiaries, but shall exclude any person who serves only as a director of ANB. Participation in the Plan will be determined by the Compensation Committee based upon an employee's contribution to ANB's success.

Stock Based Awards

     The types of incentive awards that may be granted under the Plan are described below.

     Stock Options. Stock options may be granted either alone or in conjunction with other awards under the Plan. Stock options granted under the Plan may be either incentive stock options (as defined under Section 422 of the Code) or non-qualified stock options. To the extent that any stock option fails to qualify as an incentive stock option, it shall constitute a non-qualified stock option.

     The exercise price per share of stock which may be purchased pursuant to exercise of a stock option shall be not less than 100% of the fair market value of the stock on the date of grant of the option (or, in the case of a ten percent stockholder, 110%). The term of each stock option shall be fixed by the Compensation Committee, but no stock option granted under the Plan shall be exercisable more than ten (10) years after the date of grant (or, in the case of a ten percent stockholder, five years).

     Stock options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee. The conditions may include time of service, price of ANB's stock or any other criteria.

     Stock options may be exercised in whole or in part at any time by giving written notice of exercise to ANB and tendering payment in full for the shares. Payment may be made in cash or, if permitted by the Compensation Committee, by surrender of shares of stock of ANB owned by the optionee. While stock options are generally non-transferable other than by will or by the laws of descent and distribution, non-qualified stock options may be transferable, in the discretion of the Compensation Committee, to family members or trusts or partnerships in which family members are the only owners.

     In the event of termination of an optionee's employment with ANB (or any subsidiary), by reason of death, disability, or retirement, options which were otherwise exercisable at the date of termination of employment may be exercised thereafter by the estate or legal representative of the optionee or the optionee generally for a period of up to three (3) years (or such shorter period as may be determined by the Compensation Committee at the time of grant) from the date of termination of employment or until the expiration of the stated term of the option, whichever period is shorter. If employment is terminated for reasons other than death, disability, or retirement, any option which was otherwise exercisable on the date of termination of employment may be exercised for a period of three (3) months from the date of termination or the balance of the stated term of the option, whichever is shorter, so long as termination of employment was without cause.

     With respect to incentive stock options, the aggregate fair market value of stock subject to option (determined at the time of grant) with respect to which incentive stock options are first exercisable by an optionee during any calendar year under all stock option plans of ANB and its subsidiaries shall not exceed $100,000.

     Stock Appreciation Rights. Stock Appreciate Rights ("SARs") may be granted in conjunction with incentive or non-qualified stock options granted under the Plan, or may be granted alone. SARs granted in conjunction with stock options shall be exercisable only at such time or times and to the extent that the stock options to which they relate shall be exercisable. Upon the exercise of an SAR, an optionee shall be entitled to receive an amount in cash or shares of common stock equal in value to the excess of the fair market value of one share of one stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. The Compensation Committee shall have the right to determine the form of payment.

     While SARs are generally non-transferable, other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant, SARs may be transferrable to the extent the underlying stock option is transferable.

     Restricted Stock. Shares of common stock may be issued either alone or in addition to other awards granted under the Plan subject to such conditions as may be determined by the Compensation Committee ("Restricted Stock"). The Compensation Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other criteria as the Compensation Committee may determine in its discretion. The Compensation Committee shall determine the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the recipients of the award, and the price, if any, to be paid for the shares.

     Stock certificates representing Restricted Stock granted to an employee will be registered in the employee's name but will be held by ANB on behalf of the employee until all restrictions attaching to the shares have lapsed, and the participant shall deliver a stock power endorsed in blank to ANB relating to the stock covered by the award. However, the employee will have the right to vote the shares and receive dividends on such shares.

     Subject to additional provisions which may be set by the Compensation Committee, all Restricted Stock awards shall provide that the recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan during the applicable restriction period.

     Upon termination of employment for any reason during the restriction period, all shares still subject to restrictions shall be forfeited by the participant and the participant shall only receive the amount, if any, paid by the participant for the forfeited shares. As shares are released from restrictions, a certificate will be delivered to the participant for that number of released shares. In no event shall restrictions, including risk of forfeiture, attach to the Restricted Stock for a term exceeding ten years from the date of the award.

     The Compensation Committee may, in its discretion, accelerate or waive any restrictions attaching to Restricted Stock in whole or in part based upon performance or such other factors as the Compensation Committee may determine, including special hardship circumstances.

     Performance Awards. The Plan authorizes the grant of performance awards to employees payable in either stock or cash or a combination thereof, in the sole discretion of the Compensation Committee ("Performance Award"). Generally, the Compensation Committee will establish achievement objectives for an employee to whom a Performance Award has been granted. The Compensation Committee shall determine to whom the award will be made, the length of the performance period, conditions and terms of performance goals and the manner of payment of the Performance Award.

     Performance goals relating to Performance Awards will be established by the Compensation Committee and will relate to the performance of ANB (or any segment thereof) over a specified performance period, based upon certain business criteria deemed appropriate by the Compensation Committee, including growth in earnings or equity, the ratio of earnings to stockholders' equity or to total capital or total return to the Company's stockholders. If at the end of the performance period the specified objectives have been attained, the employee will be deemed to have fully earned the Performance Award. If such objectives have not been fully attained, the employee may be deemed to have earned a portion of the Performance Award and be eligible to receive a portion of the total award, as determined by the Compensation Committee. If the Compensation Committee in its discretion sets a required minimal level of achievement which is not attained during the performance period, the employee is entitled to no portion of the Performance Award.

     An employee granted a Performance Award who terminates employment by reason of death, disability or retirement before the end of the performance period may, in the discretion of the Compensation Committee, be entitled to receive a portion of any earned Performance Award. Termination of employment for any other reason will result in a forfeiture of all rights to the Performance Award. Unless otherwise determined by the Compensation Committee, Performance Awards are intended to qualify as performance-based compensation for purposes of
Section 162(m) of the Code and the treasury regulations thereunder.

Loan Provisions

     With the consent of the Compensation Committee, ANB may make or arrange for a loan to an employee with respect to the exercise of any stock option granted under the Plan or with respect to the payment of any purchase price required in respect of any Restricted Stock award. The Compensation Committee shall have full authority to determine the amount, terms and conditions of any such loan, including interest rates, payment schedules and default provisions.

Amendments

     The Board at any time may amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made which would impair rights previously granted to any participant in the Plan without his or her consent, or which, without the approval of ANB's stockholders would (1) increase the total number of shares reserved for issuance under the Plan, (2) decrease the exercise price of any option to less than 100% of the fair market value of ANB's shares on the date of grant, (3) change the class of participants eligible to participate in the Plan, or (4) extend the maximum term of a stock option granted under the Plan.

     The Compensation Committee may amend the terms of any award or option previously granted under the Plan, but not such amendment shall impair the rights of any holder without his or her consent.

Provisions Relating to a Change of Control

     In the case of a merger or consolidation in which ANB is not the surviving corporation, a sale of all or substantially all of the business or property of ANB (including the sale of one or more of ANB's principal subsidiary banks if such sale constitutes a substantial majority of ANB's business), or the liquidation or dissolution of ANB, or in the event of a tender offer or any other change involving a threatened change in control of ANB which, in the opinion of the Compensation Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Compensation Committee may, in anticipation of any such transaction or event, make such adjustments in the terms and conditions of outstanding awards, as the Compensation Committee in its sole discretion determines are equitably warranted under the circumstances.
Such adjustments may include, but are not limited to, (i) acceleration of exercise terms, or (ii) acceleration of the lapse of restrictions, performance objectives and other terms.

Changes Affecting Company's Capital

     In the event of certain changes in ANB's capital structure, including any merger, reorganization, consolidation, recapitalization or stock dividend, the Board of Directors will have the power to adjust the number and kinds of shares covered by outstanding awards and to make other adjustments in awards under the Plan as it deems appropriate.

Effective Date of the Plan; Term

     The Plan became effective as of the date it was adopted by ANB's Board of Directors, subject to approval by a majority vote of ANB's stockholders within twelve months after its adoption, and any awards granted prior to such approval shall be subject to such approval. No award under the Plan may be granted on or after the tenth anniversary of the date of stockholder approval of the Plan.

Discussion of Federal Income Tax Consequences

     The following statements are based on current interpretations of existing Federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

     Stock Options. There are no Federal income tax consequences either to the optionee or to ANB upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income and ANB will not be entitled to a deduction for regular tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and ANB will be entitled to a deduction for tax purposes in the amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, ANB will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain or loss for the optionee will be treated as a capital gain or loss. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will be taxable to the optionee as compensation income and will be deductible for tax purposes by ANB. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no further tax consequences for ANB.

     Stock Appreciation Rights. The grant of an SAR generally does not result in income to the grantee or in a deduction for ANB. Upon the exercise of an SAR, the grantee will recognize ordinary income and ANB will be entitled to a tax deduction measured by the fair market value of the shares plus any cash received.

     Restricted Stock. The grant of Restricted Stock generally does not result in income to the grantee or in a deduction for ANB, assuming the shares transferred are subject to restrictions which constitute a "substantial risk of forfeiture" and the grantee does not make a special tax election. If there are no such restrictions and no special tax election is made, the grantee would recognize compensation income upon receipt of the shares. Dividends paid to the grantee while the stock is subject to such restrictions, absent a special tax election, would be treated as compensation for Federal income tax purposes. At the time the restrictions lapse, the grantee would recognize compensation income for the difference between the fair market value of such shares and the price paid, if any, and ANB would be entitled to a tax deduction of an equal amount.

     Performance Awards. The grant of Performance Awards generally does not result in income to the grantee or in a deduction for ANB. Upon the receipt of cash or shares of common stock under a Performance Award, the grantee will recognize compensation income and ANB will be entitled to a tax deduction measured by the fair market value of the shares plus any cash received by the grantee.

New Plan Benefits

     Because grants made under the Plan will be in the discretion of the Compensation Committee, future awards to eligible participants for any calendar year during which the Plan is in effect cannot be determined.

Vote Required and Board of Director Recommendation

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of ANB Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ANB 1999 LONG TERM INCENTIVE PLAN.

                            INDEPENDENT ACCOUNTANTS

     At the recommendation of the Audit Committee, the Board of Directors approved the engagement of PricewaterhouseCoopers LLP as ANB's independent auditors for the year ending December 31, 1999.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to answer questions of Stockholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     If any Stockholder wishes to present a proposal for action at the 2000 Annual Meeting of the Stockholders, the Stockholder must comply with applicable SEC regulations, including adequate notice to ANB. Stockholder proposals submitted to ANB in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company's proxy statement) must be received at ANB's executive offices on or before December 2, 1999. Pursuant to SEC Rules 14a-4 and 14a-5 (which, among other things, concern the exercise of discretionary voting authority with respect to stockholder proposals other than proposals that have been requested to be included in the company's proxy statement) stockholders are advised that a stockholder proposal will be considered untimely if provided to ANB after February 14, 2000. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB'S 1998 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

                                   EXHIBIT A
                        ALABAMA NATIONAL BANCORPORATION
                         1999 LONG TERM INCENTIVE PLAN


                                   SECTION 1.
                                    PURPOSE

     The name of this plan is the Alabama National Bancorporation 1999 Long Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable Alabama National Bancorporation (the "Company") and its Subsidiaries to retain employees who contribute to the Company's success by their ability, ingenuity and industry, to attract employees who the Company's management believes can make such contributions, and to enable such employees to participate in the long term success and growth of the Company through equity ownership in the Company.


                                   SECTION 2.
                                  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Board" means the Board of Directors of the Company.

     "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty which is harmful to the business or reputation of the Company or any Subsidiary, as determined by the Committee in its sole discretion.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Committee" means a committee of the Board appointed for the purpose of administering the Plan.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Alabama National Bancorporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     "Disability" means total and permanent disability as determined in accordance with the Company's long term disability programs or policies in effect at the time of determination.

     "Early Retirement" means retirement from active employment with the Company or any Subsidiary on or after the date on which a participant reaches the age of fifty-five (55) but before the date on which the participant reaches the age of sixty-five (65).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or if no transactions were reported on such date on the next preceding date on which transactions were so reported) on the NASDAQ Stock Market or if the Stock is not on such date listed on the NASDAQ Stock Market, in the principal market in which such Stock is traded on such date.

     "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Normal Retirement" means retirement from active employment with the Company and any Subsidiary on or after the date on which a participant reaches the age of sixty-five (65).

     "Performance Award" means an award of shares of Stock or cash to a participant pursuant to Section 9 contingent upon achieving certain performance goals.

     "Plan" means this 1999 Long Term Incentive Plan.

     "Restricted Stock" means an award of shares of Stock granted pursuant to
Section 8 hereof.

     "Retirement" means Normal or Early Retirement.

     "Stock" means the Common Stock of the Company.

     "Stock Appreciation Right" means a right granted pursuant to Section 7, which entitles the holder to receive a cash payment or an award of Stock in an amount equal to the difference between (i) the Fair Market Value of the Stock covered by such right at the date the right is granted, unless otherwise determined by the Committee pursuant to Section 6, and (ii) the Fair Market Value of the Stock covered by such right at the date the right is exercised, multiplied by the number of shares covered by the right.

     "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Section 6.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Section 424(b) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                                   SECTION 3.
                                 ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan:
(i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or
(iv) Performance Awards.

     In particular, the Committee shall have the authority:

     (i) to select the employees of the Company and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards or a combination of the foregoing from time to time will be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards or a combination of the foregoing, are to be granted hereunder;

     (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting features based on the passage of time, performance and/or such other factors as the Committee may determine, in its sole discretion;

     (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

     Subject to Section 11, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any award hereunder shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any employee, any holder or beneficiary of any award granted hereunder and any shareholder.

                                   SECTION 4.
                             STOCK SUBJECT TO PLAN

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 300,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     The maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 75,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company).

     If any shares of Stock that have been subject to Stock Options cease to be subject to Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award is otherwise terminated, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


                                   SECTION 5.
                                  ELIGIBILITY

     Employees of the Company or its Subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.


                                   SECTION 6.
                                 STOCK OPTIONS

     Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

     The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Except as provided in Section 6(j) hereof, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies a Stock Option as an Incentive Stock Option within the meaning of
Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which results from such disqualification.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price.  The option price per share of Stock purchasable under a
         ------------
Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option; provided, however, if the Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

     (b) Option Term.  The term of each Stock Option shall be fixed by the
         -----------
Committee, provided that no Stock Option which is granted to a Ten Percent Shareholder shall be exercisable more than five (5) years after the date such Stock Option is granted and that no Stock Option which is granted to an optionee that is not a Ten Percent Shareholder shall be exercisable more than ten (10) years after the date such Stock Option is granted.

     (c) Exercisability.  Subject to Section 6(j) with respect to Incentive
         --------------
Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions, including, without limitation, vesting conditions tied to Stock price or other criteria, as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

     (d) Method of Exercise.  Stock Options may be exercised in whole or in part
         ------------------
at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award hereunder may be used for payment (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part with shares of Restricted Stock the shares received upon the exercise of such Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award in question, except that the Committee may direct that such restrictions or deferral provisions shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the Stock Option when the optionee has given written notice of exercise and has paid in full for such shares.

     (e) Transferability of Options.  Except as otherwise set forth in this
         --------------------------
Section 6(e), no Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an optionee's immediate family (which shall include, for purposes of this section, spouses and children and grandchildren, whether natural or adopted), and to trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only partners or members. For purposes of paragraphs (f), (g), (h) and (i) of this Section 6, a transferred Stock Option may be exercised by the transferee only to the extent that the optionee would have been entitled had the Stock Option not been transferred.

     (f) Termination of Employment by Reason of Death.  Unless otherwise
         --------------------------------------------
determined by the Committee, if any optionee's employment with the Company or any Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three (3) years from the date of death (or such shorter period as may be determined by the Committee at the time of grant) or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination of Employment by Reason of Disability.  Unless otherwise
         -------------------------------------------------
determined by the Committee, if any optionee's employment with the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), for a period of three (3) years (or such shorter period as may be determined by the Committee at the time of grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; and if the optionee dies within such period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death, for the remainder of such period. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination of Employment by Reason of Retirement.  Unless otherwise
         -------------------------------------------------
determined by the Committee, if any optionee's employment with the Company or any Subsidiary terminates by reason of Retirement (with Committee consent) under a formal plan or policy of the Company, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), for a period of three (3) years (or such shorter period as may be determined by the Committee at the time of grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; and if the optionee dies within such period, any unexercised

Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for the remainder of such period. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Other Termination of Employment.  Unless otherwise determined by the
         -------------------------------
Committee, if an optionee's employment with the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent it was exercisable at the time of termination, for the lesser of three (3) months from the date of termination or the balance of such Stock Option's term, if the optionee's employment with the Company and any Subsidiary is involuntarily terminated by the optionee's employer without Cause.

     (j) Limit on Value of Incentive Stock Option First Exercisable Annually.
         -------------------------------------------------------------------
The aggregate Fair Market Value (determined at the time of grant) of the Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company and any Subsidiary) shall not exceed $100,000.


                                   SECTION 7.
                           STOCK APPRECIATION RIGHTS

     (a) Grant and Exercise When Granted in Conjunction With Stock Options.
         -----------------------------------------------------------------
Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option, except as otherwise provided below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 7(c), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(c). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Grant and Exercise When Granted Alone.  Stock Appreciation Rights may
         -------------------------------------
be granted at the discretion of the Committee in a manner not related to an award of a Stock Option. The Stock Appreciation Right, granted under Section 7(b), shall be exercisable in accordance with Section 7(c) over a period not to exceed ten years. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Common Stock, as determined by the Committee, without any action by the holder.

     (c) Terms and Conditions.  Stock Appreciation Rights shall be subject to
         --------------------
such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights granted pursuant to Section 7(a) shall be exercisable only at such time or times and to the extent that the Stock Options to which the Stock Appreciation Rights relate shall be exercisable in accordance with the provisions of Section 6 and this Section 7 of the Plan.

          (ii) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(b), the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that any underlying Stock Option would be transferable under
Section 6(e) of the Plan. Otherwise, Stock Appreciation Rights shall not be transferable by the holder other than by will or the laws of descent and distribution. Except as set forth above, all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

          (iv) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), the Stock Option, or part thereof to which such Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 of the Plan on the number of shares of Stock to be issued under the Plan.

          (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 7(a) may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.


                                   SECTION 8.
                                RESTRICTED STOCK

     (a) Administration.  Shares of Restricted Stock may be issued either alone
         --------------
or in addition to other awards granted under the Plan. The Committee shall determine the employees of the Company and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 8(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. However, in no event shall any restriction, including risk of forfeiture, attach to the Restricted Stock for a term to exceed ten years from the date such Stock was granted. The

Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates.  The prospective recipient of an award of
         -----------------------
shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

          (i) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

          (ii) Each participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock.

     Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following:

     The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alabama National Bancorporation 1999 Long Term Incentive Plan and a Restricted Stock Agreement entered into between the registered owner and Alabama National Bancorporation. Copies of such Plan and Agreement are on file in the offices of Alabama National Bancorporation, 1927 First Avenue North, Birmingham, Alabama 35203.

          (iii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions.  The shares of Restricted Stock awarded
         ---------------------------
pursuant to this Section 8 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and Restricted Stock Award Agreements, during the period established by the Committee in which the Restricted Stock is subject to forfeiture (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

          (ii) Except as provided in Section 8(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends.

          Dividends paid in cash with respect to shares of Restricted Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

          (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 8, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

          (iv) In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.


                                   SECTION 9.
                               PERFORMANCE AWARDS

     Performance Awards shall be evidenced by performance award agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreements shall contain in substance the following terms and conditions:

     (a) Performance Period.  The performance period for a Performance Award
         ------------------
shall be established by the Committee and shall be not more than ten (10) years.

     (b) Valuation of Awards.  A value for each Performance Award shall be
         -------------------
established by the Committee, together with principal and minimum performance targets to be achieved with respect to the Performance Award during the performance period. The participant shall be entitled to receive one hundred percent (100%) of the value of the Performance Award if the principal target is achieved during the performance period, but shall be entitled to received nothing for such Performance Award if the minimum target is not achieved during the performance period. The participant shall be entitled to receive a stated portion of the value of the Performance Award for performance during the performance period which meets or exceeds the minimum target but fails to meet the principal target.

     (c) Performance Targets.  The performance targets established under the
         -------------------
Plan shall relate to the performance of the Company or any segment thereof (collectively referred to in this Section 9 as "Company's performance") over the performance period, and may be established in terms of growth in earnings or equity, ratio of earnings to stockholders' equity or to total capital, total return to the Company's stockholders, or any other performance standards as may be determined by the Committee. Multiple targets may be used and may have the same or different weighting, and they may relate to the Company's absolute performance or the Company's performance as measured against that of other companies, or any other standards as may be determined by the Committee.

     (d) Adjustments.  At any time prior to payment of the Performance Awards,
         -----------
the Committee may adjust previously established performance targets and other terms and conditions, to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events.

     (e) Payments of Performance Awards.  Following the conclusion of each
         ------------------------------
performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Performance Awards and whether such payment shall be made in cash, in Stock, or partially in cash and partially in Stock. Any payments made in Stock shall be made as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions as may be prescribed by the Committee.

     (f) Termination by Death, Disability or Retirement.  Any employee granted a
         ----------------------------------------------
Performance Award pursuant to this Section 9, who, by reason of death, Disability or Retirement, terminates employment before the end of the performance period, may be entitled to receive a portion of any earned Performance Award. The Committee, in its discretion, will determine the amount, if any, of the Performance Award earned and the time at which payment will be made.

     (g) Other Termination.  An employee who voluntarily terminates employment
         -----------------
or whose employment is terminated involuntarily for Cause will forfeit all rights under the Performance Awards.

     (h) Section 162(m) Provisions.  Unless otherwise determined by the
         -------------------------
Committee, achievement objectives established for the top five most highly compensated officers of the Company shall be pre-established objective performance goals within the meaning of Section 162(m) of the Code and treasury regulations promulgated thereunder. Furthermore, unless otherwise determined by the Committee, once the Committee has established one or more performance targets with respect to a Performance Award granted to one of the top five most highly compensated officers of the Company which were, when granted, intended to be pre-established objective performance goals within the meaning of Section 162(m) of the Code and the treasury regulations thereunder, the Committee shall not waive or alter the targets after the earlier of (i) the expiration of twenty-five percent (25%) of the performance period or (ii) the date on which the outcome under the targets is substantially certain. Unless otherwise determined by the Committee, if any provision of the Plan or any Performance Award granted to an individual who is one of the top five most highly compensated officers of the Company hereunder would disqualify the Performance Award with respect to such individual, or would otherwise not comply with
Section 162(m) of the Code, such provision or Performance Award shall be construed or deemed amended to conform to Section 162(m) of the Code.


                                  SECTION 10.
                                LOAN PROVISIONS

     With the consent of the Committee, the Company may make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

                                  SECTION 11.
                           AMENDMENTS AND TERMINATION

     The Board may amend, alter, or discontinue the Plan as it shall deem advisable or to conform to any change in any applicable law or regulation applicable thereto (including, without limitation, applicable federal securities laws and regulations and applicable federal income tax laws and regulations); provided, however, that no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, or Performance Award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

     (a) except as expressly provided in this Plan, increase the total number of shares reserved for issuance under the Plan;

     (b) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the granting of the option;

     (c) change the participants or class of participants eligible to participate in the Plan; or

     (d) extend the maximum option period under Section 6(b) of the Plan.

     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.


                                  SECTION 12.
                            UNFUNDED STATUS OF PLAN


     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payment in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.


                                  SECTION 13.
                               CHANGE IN CONTROL

     In the case of a merger or consolidation in which the Company is not the surviving corporation, or a sale or other transfer of all or substantially all of the business or property of the Company (including, but not limited to, the sale or other transfer of one or more of the Company's principal

Subsidiary banks if such sale or transfer could constitute a substantial majority of the Company's business or property), or liquidation or dissolution of the Company, or in the event of a tender offer or any other change involving a threatened change in control of the Company which, in the opinion of the Committee, could deprive the holders of the benefits intended to be conferred by awards hereunder, the Committee may, in anticipation of any such transaction event, either at the time of grant or thereafter, make such adjustments in the terms and conditions of outstanding awards, as the Committee in its sole discretion determines are equitably warranted under the circumstances, including, without limitation, (i) acceleration of exercise terms or (ii) acceleration of the lapse of restrictions and/or performance objectives or other terms.


                                  SECTION 14.
                               GENERAL PROVISIONS

     (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary, any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (c) No employee shall have any rights as a shareholder of the Company as a result of the grant of a Stock Option to him or her under this Plan or his or her exercise of such Stock Option pending the actual issuance of Stock subject to such Stock Option to such employee.

     (d) Each participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     Subject to applicable laws and regulations regarding transactions in Stock by persons who are deemed insiders, a participant may elect to have the withholding tax obligations or, in the case of all awards hereunder except Stock Options which have related Stock Appreciation Rights, if the Committee so determines, any additional tax obligation with respect to any awards hereunder satisfied by (a) having the Company withhold shares of Stock otherwise deliverable to the participant with respect to the award or (b) delivering to the Company shares of unrestricted Stock.

     (e) At the time of grant or purchase, the Committee may provide, in connection with any grant or purchase made under this Plan, that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such terms and conditions as the Committee may specify at the time of grant.

     (f) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     (g) If any provision of the Plan or any agreement representing an award granted hereunder is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award granted hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

     (h) Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory authority, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Company is required by any applicable law, ruling or regulation.

     (i) Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (j) Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                  SECTION 15.
                             EFFECTIVE DATE OF PLAN

     The effective date of this Plan shall be the date it is adopted by the Board; provided that the shareholders of the Company shall approve the Plan within twelve (12) months after the date of adoption; and, provided further, that any awards granted under this Plan before the date of such shareholder approval shall be granted subject to such approval.


                                  SECTION 16.
                                  TERM OF PLAN

     No Stock Option, Stock Appreciation Right, Restricted Stock or Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

                                REVOCABLE PROXY
                        ALABAMA NATIONAL BANCORPORATION
                            1927 First Avenue North
                           Birmingham, Alabama 35203


     This Proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation ("ANB") for use only at the Annual Meeting of Stockholders to be held on April 22, 1999, and at any postponement or adjournments thereof (the "Annual Meeting").

     The undersigned, being a Stockholder of ANB, hereby appoints John H. Holcomb, III and Victor E. Nichol, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1. To elect 14 directors to serve on the ANB Board of Directors until the next annual meeting and until their successors are duly elected and qualified.

     [ ]    FOR All Nominees (Other than as Struck Below)

     [ ]    WITHHOLD AUTHORITY To Vote For All Nominees Listed

NOTE: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

W. Ray Barnes; Dan M. David; T. Morris Hackney; John H. Holcomb, III; John D. Johns; John J. McMahon, Jr.; C. Phillip McWane; William D. Montgomery; Drayton Nabers, Jr.; C. Lloyd Nix; Victor E. Nichol, Jr.; G. Ruffner Page, Jr.; William
E. Sexton; and W. Stancil Starnes.

2. To approve adoption of Alabama National BanCorporation 1999 Long Term Incentive Plan.

     [ ]    FOR

     [ ]    AGAINST

     [ ]    ABSTAIN

3. [ ] To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

            THIS INSTRUCTION CARD IS CONTINUED ON THE RESERVE SIDE.
              PLEASE SIGN ON THE RESERVE SIDE AND RETURN PROMPTLY.

     The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to ANB or its agent, SunTrust Bank, Atlanta, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR all director nominees.

                         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW


                         Dated:                              , 1999.
                               -----------------------------

                         -------------------------------------------
                         Signature

                         -------------------------------------------
                         Signature

                         NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                                       2